EXHIBIT 32.1

Certification Pursuant To
18 U.S.C. Section 1350
As Added By
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Citizens Financial Services, Inc. (the "Company") on Form 10-K (the "Report") for the period ending December 31, 2008, as filed with the Securities and Exchange Commission, I, Randall E. Black, Chief Executive Officer and President, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 12, 2009	By:	/s/ Randall E. Black

By: Randall E. Black Chief Executive Officer and President (Principal Executive Officer)